Exhibit 99.1

Aurora Promotes David Maday to Chief Financial Officer
Aurora’s leadership team affirms its commitment to long-term profitable growth, financial discipline, and maximizing shareholder value.

PITTSBURGH - June 15, 2023 - Aurora Innovation, Inc. (NASDAQ: AUR) announced today that it has named David Maday as its new Chief Financial Officer, effective June 14, 2023. Maday assumes the role from Richard Tame, who is stepping down to pursue other opportunities. Tame will continue with the company until August 31, 2023 to support a smooth transition.

"Dave is a highly accomplished finance leader with a proven track record of managing profitable enterprises at scale,” said Chris Urmson, Co-Founder and CEO at Aurora. “With Dave’s strategic acumen, I’m confident we will accelerate our commercial performance while simultaneously increasing our financial discipline across the business. I also want to extend our appreciation for all that Richard has done for Aurora during his three years with the company. We thank him for his service and wish him the best in his next chapter."

“I’ve thoroughly enjoyed my time as part of the Aurora leadership team and am proud of the many contributions we made to build the company,” said Tame. “I look forward to working with Dave during the transition period.”

Maday previously served as Aurora’s Senior Vice President of Business Development and Product Strategy. Prior to joining Aurora, Maday spent over 20 years at General Motors, including leading the transformation of GM's Product Program Finance organization. In this capacity, he was accountable for prioritization, tracking and reporting of the global product portfolio that encompassed multi-billion dollar capital and engineering expenditures annually. He also oversaw the development and implementation of financial metrics that increased focus on controllable factors to maximize return on invested capital. In his role leading Corporate Development and Global M&A, he developed and executed several multi-billion dollar partnerships.

"I am delighted to assume the Chief Financial Officer position at Aurora and play an important role in this next chapter of maturation of the company,” said Maday. "I look forward to building upon the relationships and knowledge I’ve developed over the past few years at Aurora to advance our trajectory even further. We’re at a very exciting point as we approach commercialization and enhanced financial performance across the organization."

About Aurora
Aurora (Nasdaq: AUR) is delivering the benefits of self-driving technology safely, quickly, and broadly to make transportation safer, increasingly accessible, and more reliable and efficient than ever before. The Aurora Driver is a self-driving system designed to operate multiple vehicle types, from freight-hauling trucks to ride-hailing passenger vehicles, and underpins Aurora Horizon and Aurora Connect, its driver-as-a-service products for trucking and ride-hailing. Aurora is working with industry leaders across the transportation ecosystem, including Toyota, FedEx, Volvo Trucks, PACCAR, Uber, Uber Freight, U.S. Xpress, Werner, Covenant, Schneider, and Ryder. For Aurora’s latest news, visit aurora.tech and @aurora_inno on Twitter.

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This Press Release contains certain forward-looking statements within the meaning of the federal securities laws. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to those statements around the operational and financial benefits of leadership changes at Aurora and Aurora’s general development and business prospects. These statements are based on management’s current assumptions and are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading “Risk Factors” section of Aurora’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, filed with the SEC on May 4, 2023, and other documents filed by Aurora from time to time with the SEC, which are accessible on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. Aurora undertakes no obligation to update forward-looking statements to reflect future events or circumstances.

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(323) 610-0847

Media:
Jesse Caputo
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